U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – April 20, 2004

(Date of earliest event reported)

SUN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-04745	23-2233584
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

155 North 15th Street, Lewisburg, PA		17837
(Address of principal executive offices)		(Zip Code)

(570) 523-4300

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.             Other Events and Regulation FD Disclosure.

On April 20, 2004, Sun Bancorp, Inc. (Nasdaq: SUBI), the parent company of Sun Bank, Mid-Penn Insurance Associates, Sun Investment Services, Bank Capital Services, and Sentry Trust Company, entered into a definitive Agreement and Plan of Merger with Omega Financial Corporation (Nasdaq: OMEF).

Pursuant to the terms of the agreement, Sun shareholders will be entitled to receive either 0.664 shares of Omega common stock or $23.25 for each share of Sun common stock, subject to the restriction that 80% of all Sun common stock will be converted into Omega common stock and 20% of all Sun common stock will be converted into cash.  All of the outstanding options to purchase Sun common stock will be exchanged for options to purchase Omega common stock.

The transaction is subject to all required regulatory approvals and approvals by Omega and Sun shareholders and certain other customary conditions.  The transaction is expected to close late in the third quarter or early fourth quarter of 2004.

In accordance with General Instruction F to Form 8-K, the attached Agreement and Plan of Merger (Exhibit 2.1) and press release (Exhibit 99.1) explain the terms of the transaction in more detail and are incorporated herein by reference.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

2.1                   Agreement and Plan of Merger, dated as of April 20, 2004, between Sun Bancorp, Inc. and Omega Financial Corporation (schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); Sun agrees to furnish supplementally a copy of such schedules and/or exhibits to the SEC upon request).

99.1             Press Release, dated April 20, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
(Registrant)

Dated: April 21, 2004	/s/ Robert J. McCormack
Robert J. McCormack, President and
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.

2.1	Agreement and Plan of Merger, dated as of April 20, 2004, between Sun Bancorp, Inc. and Omega Financial Corporation

99.1	Press Release, dated April 20, 2004.